UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 5, 2012, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into a purchase and sale agreement to purchase two office buildings containing a total of 313,873 rentable square feet located on approximately 5.6 acres of land in Houston, Texas (“West Loop I & II”).  On November 16, 2012, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a purchase and sale agreement with Chase Merritt West Loop, LLC (the “Seller”) to purchase West Loop I & II. The Seller is not affiliated with the Company or the Advisor. On December 5, 2012, the Advisor assigned this purchase agreement to the Company for $1.9 million, which is the amount of the deposit paid by the Advisor under the purchase and sale agreement, and on December 7, 2012, the Company completed the acquisition of West Loop I & II.
The purchase price of West Loop I & II was $36.3 million plus closing costs.  The Company funded the purchase of West Loop I & II with proceeds from its initial public offering, but may later place mortgage debt on this property.
West Loop I & II were built in 1981 and 1980, respectively, and are currently 77% leased to 52 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (excluding rental abatements), for the tenants of West Loop I & II is approximately $4.7 million. The current weighted-average remaining lease term for the tenants is approximately 3.3 years and the current weighted-average annual rental rate over the remaining lease term is $21.06 per square foot.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
The information required by Item 2.01 is included Item 1.01 above and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 1.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before February 20, 2013, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: December 10, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer